Consent of Independent Accountants


Ford Motor Company

The American Road
Dearborn, Michigan

Re:  Ford Motor Company Registration Statement
     No. 33-58861

We consent to the incorporation by reference in the above Registration Statements of our report dated June 12, 1997, to the Board of Directors of Ford Motor Company and PRIMUS Automotive Financial Services, Inc. with respect to the financial statements of the PRIMUS Automotive Financial Services, Inc. Prime Account 401(k) Tax Deferred Savings Plan at December 31, 1996 and 1995, and for the year ended December 31, 1996, which is included in this Annual Report on Form 11-K.





400 Renaissance Center

Detroit, Michigan 48243
June 25, 1997